UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Officer Employment Agreement with David A. Laverty

On August 1, 2006, Callaway Golf Company (the “Company”) entered into an officer employment agreement (the “Officer Employment Agreement”) with David A. Laverty, the Company’s new Senior Vice President responsible for global manufacturing operations. The term of the Officer Employment Agreement commenced on August 1, 2006 and terminates on March 31, 2007, unless it is earlier terminated as provided therein.

Compensation. Pursuant to the Officer Employment Agreement, the Company has agreed to provide Mr. Laverty: (i) a base salary of $325,000 per year, (ii) a signing bonus of $30,000, (iii) an opportunity to participate in the annual bonus and long-term compensation programs and benefit plans available to other members of senior management as they may or may not exist from time to time, except that for 2006 Mr. Laverty is entitled to a guaranteed bonus of fifty percent of his target bonus prorated based upon the amount of time worked in 2006; and (iv) a relocation benefits package to assist with his relocation to California from Maryland. In addition, the Company has agreed to pay Mr. Laverty up to $400,000 in connection with his reimbursement of his former employer for relocation expenses owed. The Officer Employment Agreement provides that the value of Mr. Laverty’s 2007 long-term incentive award will be reduced by fifty percent of the amount paid by the Company for such reimbursement. Mr. Laverty is required to reimburse the Company for all relocation expenses, including the reimbursement paid to his former employer, if he voluntarily leaves the Company within two years.

Post-Termination Payments. Upon termination by the Company without substantial cause or by Mr. Laverty for good reason, including non-renewal of the employment agreement under certain circumstances, Mr. Laverty is entitled to post-termination payments as follows: (i) a cash payment equal to Mr. Laverty’s target bonus for the year of termination prorated based upon the number of days employed for such year, and (ii) the immediate vesting of all unvested equity-based incentive awards held by Mr. Laverty that would have vested had he remained employed for a period of twelve months from the date of such termination.

In addition, provided that Mr. Laverty, among other things, executes a general release of claims in favor of the Company, Mr. Laverty is entitled to (i) special severance payments equal to 0.5 times the sum of his then base salary and annual target bonus, payable over a 12-month period, (ii) payment of COBRA and/or CalCOBRA insurance benefits premiums for the severance period, (iii) the continuation of tax and estate planning services for the severance period, and (iv) outplacement services for the severance period. In addition, provided Mr. Laverty chooses to not engage in any business that competes with the Company, he shall be entitled to incentive payments in an amount equal to 0.5 times his then annual base salary and target bonus, payable over a 12-month period.

Change in Control Rights. Upon a Termination Event (as such term is defined in the Officer Employment Agreement), within one year following a Change in Control (as such term is defined in the Officer Employment Agreement), the Agreement provides for the same benefits as in the case of a termination by the Company without substantial cause (as described above), except that the amount of the special severance and the incentive payments are modified. Mr. Laverty’s severance and incentive payments would each equal 1.0 times the sum of his then annual base salary and annual target bonus, payable over a 24-month period.

The description of the terms of the Officer Employment Agreement with Mr. Laverty is qualified in its entirety by reference to the Officer Employment Agreement, which is attached hereto as Exhibit 10.59 and incorporated in this Item 1.01 by this reference.

Equity Grant to Mr. Laverty

In conjunction with the Officer Employment Agreement, the Compensation and Management Succession Committee (the “Committee”) of the Board of Directors of the Company approved grants of restricted stock, stock options and performance shares, effective as of August 1, 2006, under the Company’s 2004 Equity Incentive Plan to Mr. Laverty as provided below.

Stock Options	Shares of Restricted Stock	Performance Shares
20,902	5,871	5,871

The stock options have an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant. The stock options vest over a three year period with one-third vesting at the end of each year from the date of grant and will expire on August 1, 2016. The Form of Notice of Grant of Stock Option and Option Agreement for Officers is incorporated herein by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The restricted stock is subject to certain restrictions on transfer and subject to forfeiture if Mr. Laverty ceases to be an employee of the Company. The restricted stock is scheduled to vest on August 1, 2009, subject to accelerated vesting upon certain change in control events and upon certain termination of employment events (as described above). The Form of Restricted Stock Grant for Officers is incorporated herein by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The performance shares represent the right to receive shares of the Company’s common stock and will be paid only if the Company achieves a minimum performance threshold as of the end of the three year performance period from 2006 through 2008, with the number of performance shares earned ultimately determined based on the degree to which the Company meets financial targets as of the end of the performance period. For the 2006-2008 performance period, the financial target metric is Average Economic Profit Spread, which is based on return on invested capital minus the weighted average cost of capital. The final number of performance shares paid to the executive officers will be approved by the Committee. The Form of Performance Unit Grant is incorporated herein by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is being filed or furnished herewith:

Exhibit 10.59	Callaway Golf Company Officer Employment Agreement, entered into effective as of August 1, 2006, by and between Callaway Golf Company and David A. Laverty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: August 3, 2006	By:	/s/ Bradley J. Holiday
		Name:	Bradley J. Holiday
		Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.59	Callaway Golf Company Officer Employment Agreement, entered into effective as of August 1, 2006, by and between Callaway Golf Company and David A. Laverty.